UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 of this Form 8-K regarding the Bozek Separation Agreement and the Nuce Separation Agreement (each as defined therein) is incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bozek Separation Agreement

In connection with the previously announced resignation of Mark C. Bozek as the Chief Executive Officer of EVINE Live Inc. (the “Company”) and as a member of the board of directors of the Company, which resignation was effective February 8, 2016, the Company entered into a Separation Agreement with Mr. Bozek dated February 18, 2016 (the “Bozek Separation Agreement”).

Under the Bozek Separation Agreement, Mr. Bozek will be entitled to all accrued but unpaid base salary, plus outstanding expense reimbursements, through his resignation date in accordance with his Executive Employment and Severance Agreement, dated November 17, 2014 (the “Bozek Employment Agreement”), and consistent with the Company’s normal expense reimbursement policies. In addition, Mr. Bozek is entitled to receive the following payments under the Bozek Separation Agreement, which will be paid in equal installments in accordance with the Company’s payroll policies over a period of 18 months following the resignation date, with the first installment to be made upon the expiration of all applicable rescission periods under the Release of Claims (as described below):

•	severance pay of $937,500, which is equal to 1.5 times Mr. Bozek’s annual base salary; and

•	a severance bonus equal to $286,386.75, which is equal to 1.5 times Mr. Bozek’s average annual bonus over the two fiscal years preceding the year of his resignation.

In addition, provided that Mr. Bozek timely elects to continue his health coverage under the Company’s group health plan pursuant to COBRA, pursuant to the Bozek Separation Agreement the Company will pay or reimburse Mr. Bozek for the cost of COBRA premiums for his and his dependents’ medical and/or dental insurance coverage and basic life insurance coverage, for a period of 18 months following the date of resignation. The Company may discontinue such payments if Mr. Bozek obtains new employment during the 18 month severance pay period in a position which provides benefits which, in the aggregate, are comparable to such continued benefits.

Notwithstanding any provision to the contrary set forth in the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”), in the Bozek Separation Agreement, Mr. Bozek and the Company acknowledged the following with respect to the equity awards granted to Mr. Bozek under such plan:

•	Mr. Bozek was granted 199,790 restricted stock units (“RSUs”) under the 2011 Plan, none of which were vested as of the date of resignation. In accordance with the terms of the grant, Mr. Bozek will be eligible to earn a pro-rated portion of the RSUs in an amount equal to 54.33% of any portion of such RSUs that otherwise vest as of the end of the performance period.

•	Mr. Bozek was awarded an incentive stock option (the “Option”) under the 2011 Plan to purchase 107,344 shares of the Company’s common stock. In accordance with the terms of the Bozek Employment Agreement, the Option was vested as to 31,860 shares as of the date of resignation (and will remain exercisable for a period of 90 days following the date of resignation) and the remaining 75,484 unvested shares subject to the Option were forfeited in their entirety.

•	Mr. Bozek was granted 64,923 performance stock units (“PSUs”) under the 2011 Plan. In accordance with the terms of the Bozek Employment Agreement, Mr. Bozek will be eligible to earn a pro-rated portion of the PSUs in an amount equal to 34% of any portion of such PSUs that otherwise vest at the end of the performance period.

The severance payments as described above under the Bozek Separation Agreement are consistent with Mr. Bozek’s severance entitlements under the Bozek Employment Agreement.

In connection with the Bozek Separation Agreement, Mr. Bozek executed a Release of Claims in the form attached as Exhibit A to the Bozek Separation Agreement, pursuant to which Mr. Bozek released, waived and discharged the Company from any and all claims that Mr. Bozek may have had against the Company as of the date of the Bozek Separation Agreement (other than any claims under the Bozek Separation Agreement). Mr. Bozek will further remain subject to Section 7 of the Bozek Employment Agreement, which provides for (i) a covenant regarding the Company’s ownership rights in any trade secrets, inventions, or copyrights developed by Mr. Bozek during his employment, (ii) a confidentiality provision, (iii) a 2-year non-solicitation of vendors and business partners and a 1-year non-solicitation of employees, (iv) an 18-month non-competition provision and (v) a mutual non-disparagement provision. The Company’s obligation to pay the severance pay, the severance bonus pay and the severance benefits described above and Mr. Bozek’s entitlement to the pro-rated vesting rights described above is subject to Mr. Bozek’s compliance with the terms of Section 7 of the Bozek Employment Agreement and to the execution and nonrevocation of the Release of Claims.

The foregoing summary of the terms of the Bozek Separation Agreement is qualified in its entirety by reference to the Bozek Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the terms of the Bozek Employment Agreement is qualified in its entirety by reference to the Bozek Employment Agreement, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 17, 2014, filed November 18, 2014 (File No. 0-20243) and is incorporated herein by reference.

Nuce Separation Agreement

 In connection with the previously announced resignation of G. Russell Nuce as the Executive Vice President, Chief Strategy Officer, Interim General Counsel and Secretary of the Company, which resignation was effective February 8, 2016, the Company entered into a Separation Agreement with Mr. Nuce dated February 18, 2016 (the “Nuce Separation Agreement”).

Under the Nuce Separation Agreement, Mr. Nuce will be entitled to all accrued but unpaid base salary, plus outstanding expense reimbursements consistent with the Company’s normal expense reimbursement policies, through his termination date. Mr. Nuce is also a participant in the Company’s Executives’ Severance Benefit Plan (the “Severance Plan”). Pursuant to the Nuce Separation Agreement, and in full satisfaction of Mr. Nuce’s entitlements under the Severance Plan, Mr. Nuce is entitled to receive the following payments:

•	severance pay of $375,000, which is equal to one times Mr. Nuce’s annual base salary, and which will be paid in a lump sum following the expiration of all applicable rescission periods under the Release of Claims (as described below); and

•	A severance bonus equal to $225,000, which is equal to one times Mr. Nuce’s target annual incentive bonus, of which $155,000 will be paid in a lump sum following the expiration of all applicable rescission periods under the Release of Claims and the remaining $70,000 will be paid in a lump sum six months after the date of Mr. Nuce’s resignation.

In addition, provided Mr. Nuce timely elects to continue his health coverage under the Company’s group health plan pursuant to COBRA, pursuant to the Nuce Separation Agreement Mr. Nuce will be charged or responsible for paying the same amount for his medical and/or dental insurance coverage and basic life insurance coverage as he would have paid as an active employee, for a period of 12 months following the date of resignation.

The severance payments as described above under the Nuce Separation Agreement are consistent with Mr. Nuce’s severance entitlements under the Severance Plan.

Mr. Nuce further agreed that all equity awards granted to Mr. Nuce under the 2011 Plan were unvested as of the date of resignation and therefore have been forfeited in their entirety.

In connection with the Nuce Separation Agreement, Mr. Nuce entered into a Release of Claims in the form attached as Exhibit A to the Nuce Separation Agreement, pursuant to which Mr. Nuce released, waived and discharged the Company from any and all claims that Mr. Nuce may have had against the Company as of the date of the Nuce Separation Agreement (other than any claims under the Nuce Separation Agreement). Mr. Nuce will further remain subject to Sections 6(f) and 9 of the Severance Plan, which provides for (i) an obligation to guard and protect confidentiality information of the Company, (ii) an 18-month non-solicitation of financial planners, agents, salespeople, financial advisors or employees of the Company and its affiliates, (iii) an obligation by Mr. Nuce not to disparage the Company and (iv) a confidentiality provision. The Company also agreed under the Nuce Separation Agreement to instruct its Board members and officers not to disparage Mr. Nuce. The Company’s obligation to pay the severance pay, the severance bonus pay and the severance benefits described above is subject to Mr. Nuce’s compliance with the terms of Sections 6(f) and 9 of the Severance Plan and to the execution and nonrevocation of the Release of Claims.

The foregoing summary of the terms of the Nuce Separation Agreement is qualified in its entirety by reference to the Nuce Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing summary of the terms of the Severance Plan is qualified in its entirety by reference to the Severance Plan, a copy of which is attached as Exhibit 10.2 to the Company’s Form 10-Q for the period ended May 3, 2014 and filed on June 6, 2014 (File No. 0-20243), and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Separation Agreement, dated February 18, 2016, between the Registrant and Mark Bozek.
10.2	Separation Agreement, dated February 18, 2016, between the Registrant and G. Russell Nuce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 23, 2016		EVINE Live Inc.

	By:	/s/ Timothy Peterman
Timothy Peterman
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Separation Agreement, dated February 18, 2016, between the Registrant and Mark Bozek

10.2	Separation Agreement, dated February 18, 2016, between the Registrant and G. Russell Nuce